SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

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               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

          Date of Report (Date of earliest event reported) June 1, 1999
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                        CADMUS COMMUNICATIONS CORPORATION
             (Exact name of registrant as specified in its charter)

         VIRGINIA                       0-12954                 54-1274108
(State or other jurisdiction of       (Commission            (I.R.S. Employer
 incorporation or organization)       File Number)        Identification Number)

6620 WEST BROAD STREET, SUITE 240, RICHMOND, VIRGINIA             23230
     (Address of principal executive offices)                   (Zip Code)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE           (804) 287-5680
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ITEM 5.       OTHER EVENTS.

On June 1, 1999, Cadmus Communications Corporation (the "Company") issued the press release attached hereto as Exhibit 99.1 to announce that the Company has completed its offering pursuant to Rule 144A under the Securities Act of 1933 of $125 million aggregate principal amount of 9.75% Senior Subordinated Notes Due 2009.

Information in these documents relating to Cadmus' future prospects and performance are "forward-looking statements," as defined by the Private Securities Litigation Reform Act of 1995, and, as such, are subject to certain risks and uncertainties that could cause actual results to differ materially. Potential risks and uncertainties include but are not limited to: (1) the effective integration of recent acquisitions, (2) continuing competitive pricing in the markets in which the Company competes, (3) the gain or loss of significant customers or the decrease in demand from existing customers, (4) the ability of the Company to continue to obtain improved efficiencies and lower overall production costs, (5) changes in the Company's product sales mix, (6) the performance of new management and leadership teams in the Company and its divisions, (7) the impact of industry consolidation among key customers, (8) the ability of the company to operate profitably and effectively with higher levels of indebtedness, and (9) the ability of the Company to retain key employees and managers in light of lower than planned incentives and benefits.

ITEM 7.       EXHIBITS.

         Exhibit 99.1 Press Release - Completion of $125 Million Offering of Senior Subordinated Notes

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on June 9, 1999.

                                            CADMUS COMMUNICATIONS CORPORATION

                                            By: /s/ C. Stephenson Gillispie, Jr.
                                               ---------------------------------
                                               C. Stephenson Gillispie, Jr.
                                               Chairman, President, and Chief
                                               Executive Officer
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                                  EXHIBIT INDEX

EXHIBIT

 99.1 Press Release - Completion of $125 Million Offering of Senior Subordinated Notes